Exhibit 99.3

AUDITOR GENERAL OF CANADA	VÉRIFICATEUR GÉNÉRAL DU CANADA

CONSENT OF INDEPENDENT AUDITOR

I have read Export Development Canada’s (“EDC’s”) prospectus dated July 17, 2012 included in EDC’s Registration Statement under Schedule B of the Securities Act of 1933. I have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

I consent to the incorporation by reference into the above-mentioned prospectus of my report dated February 23, 2012 to the Minister of International Trade on EDC’s consolidated statements of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010, and the consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years ended December 31, 2011 and December 31, 2010, and a summary of significant accounting policies and other explanatory information, attached to EDC’s Annual Report on Form 18-K for the fiscal year ended December 31, 2011 filed on May 4, 2012.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purposes.

/s/ Clyde MacLellan
Clyde M. MacLellan, CA

Assistant Auditor General

for the Auditor General of Canada

Ottawa, Canada

July 17, 2012